                                                                   EXHIBIT 10.19

                                                                  EXECUTION COPY

================================================================================




                                      LEASE
                                (ENTIRE BUILDING)

                                     Between

       Leslie E. Nelson as Trustee of the Leslie E. Nelson Revocable Trust
                       dated December 20, 1994, as amended
                                    Landlord

                                       And

                                  PEMSTAR INC.
                                     Tenant

                              Address of Premises:

                   2535 Highway 14 West, Rochester, Minnesota



                            Dated as of June 29, 1998



================================================================================

                                   BASIC TERMS
                                   -----------

The information provided on this page is for convenience purposes only. In the event of any conflict or inconsistency between the terms set forth below and the terms of the attached Lease, the terms of the Lease shall be controlling.

DATE:                       June 29, 1998

BUILDING ADDRESS:                  2535 Highway 14 West
                                   Rochester, Minnesota 55901

USE:                               Any lawful business purpose

LANDLORD'S NAME AND ADDRESS:       Leslie E. Nelson as Trustee of the Leslie E.
                                     Nelson
                                   Revocable Trust dated December 20, 1994, as
                                     amended
                                   P.O. Box G
                                   Clear Lake, Iowa  50428
                                   Telephone No.: (515) 357-2121
                                   Telecopy No.: (515) 357-6122

TENANT'S NAME AND ADDRESS:         PEMSTAR INC.
                                   2535 Highway 14 West
                                   Rochester, Minnesota 55901
                                   Telephone No.: (507) 288-6720
                                   Telecopy No.: (507) 280-0838

LEASE TERM:                        June 29, 1998, through June 30, 2012

OPTIONS TO EXTEND:                 Three (3) Five (5) Year options

INITIAL TERM BASE RENT:

         Period                                     Monthly Base Rent
         ------                                     -----------------
         June 29, 1998 through June 30, 2003        $25,500.00
         July 1, 2003 through June 30, 2008         $27,500.00
         July 1, 2008 through June 30, 2012         $30,000.00

                                      INDEX

Article           Title of Article                                          Page
-------           ----------------                                          ----
     1            Definitions.............................................    1
     2            Premises................................................    4
     3            Lease Term..............................................    5
     4            Rent....................................................    5
     5            Impositions, Assessments................................    7
     6            Use.....................................................    8
     7            Surrender...............................................    9
     8            Insurance...............................................   10
     9            Indemnification of Landlord.............................   11
    10            Operation, Repairs and Maintenance; Alterations.........   11
    11            Discharge of Liens......................................   14
    12            Compliance with Laws....................................   15
    13            Damage or Destruction...................................   16
    14            Condemnation............................................   17
    15            Assignment..............................................   19
    16            Default.................................................   19
    17            Tenant Equipage.........................................   21
    18            Subordination...........................................   21
    19            Entry by Landlord; Performance of Covenants.............   22
    20            Certificates............................................   23
    21            Notices.................................................   23
    22            Miscellaneous...........................................   24

                                      LEASE
                                      -----
                                (ENTIRE BUILDING)


     THIS LEASE ("Lease") is made as of June 29, 1998, by and between Leslie E. Nelson as Trustee of the Leslie E. Nelson Revocable Trust dated December 20, 1994, as amended, having an office at P.O. Box G, Clear Lake, Iowa 50428 ("Landlord"), and PEMSTAR INC., a Minnesota corporation having an office at 2535 Highway 14 West, Rochester, Minnesota 55901 ("Tenant").

                                    ARTICLE 1
                                    ---------
                                   Definitions
                                   -----------

     1.1 Certain Definitions. Landlord and Tenant agree that the following capitalized terms when used herein shall, unless the context otherwise requires, have the following meanings:

          "Accessibility Regulation" shall mean a Law relating to accessibility of facilities or properties for disabled, handicapped and/or physically challenged persons, including, without limitation, the Americans With Disabilities Act of 1991, as amended.

          "Additional Rent" shall mean all sums payable by Tenant pursuant to this Lease, except Base Rent.

          "Base Rent" shall mean the sums payable to Landlord pursuant to
     Section 4.1.1 hereof.

          "Building" shall mean the warehouse/manufacturing building located on the Land, together with all Building Elements thereof, but excluding any Tenant Equipage.

          "Building Elements" shall mean the structural elements of the Building, together with those portions of the building systems therein which provide electrical, gas, water and sewer services to the Building for general warehouse and office uses (as opposed to such systems which are specific to the particular uses of Tenant). Building Elements expressly excludes all Tenant Improvements and Tenant Equipage. In illustration of the foregoing, the general electrical and plumbing systems providing electrical service to a main breaker box and making water and sewer service available to common lavatories and washbasins are Building Elements, distribution wiring to work areas and plumbing and sewer work to operational areas of the Premises are Tenant Improvements and any specialized wiring and plumbing unique to a particular activity being conducted by Tenant in the Premises are Tenant Equipage.

          "Commencement Date" shall mean the day the Lease Term begins as identified in Section 3.1 hereof.

          "Consumer Price Index" means the All Items portion of the "Consumer Price Index for All Urban Consumers", U.S. City Average (1982-84=100) published by the Bureau of Labor Statistics of the United States Department of Labor. If the base year selected by the United States Department of Labor for calculation of such index shall be changed, then the resultant index derived from such change shall be readjusted to reflect the base initially established. In the event said index shall be discontinued, Landlord shall select another index published by a department or agency of the United States Government to be substituted for the prior index, with any appropriate adjustment required because of differences in the prior index and the substituted index. This procedure shall continue until such time as no such index is so published, at which time Landlord shall reasonably substitute an index prepared by an appropriate corporation or other entity.

          "Environmental Regulation" shall mean a Law relating to the environment and/or the impact thereof on human health or safety, or governing, regulating or pertaining to the generation, treatment, storage, handling, transportation, use or disposal of any Hazardous Substance.

          "Event of Default" shall mean any of the events or circumstances described in Section 16.1 hereof.

          "Expiration Date" shall mean the day the initial Lease Term expires as identified in Section 3.1 hereof (or, if Tenant exercises its early termination option pursuant to Section 3.3 hereof, the Expiration Date set forth in the notice given pursuant to such Section).

          "Full Insurable Value" shall mean the replacement cost of the Building, without allowance for depreciation, but excluding footings, foundations and other portions of improvements which are not insurable. A determination of Full Insurable Value shall be made at least once every three (3) years at Tenant's expense by a firm of qualified property insurance appraisers satisfactory to Landlord and to property insurance companies generally.

          "Hazardous Substance" means any substance or material defined in or governed by any Environmental Regulation as a dangerous, toxic or hazardous pollutant, contaminant, chemical, waste, material or substance, and also expressly including urea-formaldehyde, polychlorinated biphenyls, dioxin, asbestos, asbestos containing materials, nuclear fuel or waste, radioactive materials, explosives, carcinogens and petroleum products, including but not limited to crude oil or any fraction thereof, natural gas, natural gas liquids, gasoline and synthetic gas, or any other waste, material, substance, pollutant or contaminant which would subject the owner or operator of the Premises to any damages, penalties or liabilities under any applicable Environmental Regulation.

          "Impositions" shall mean all real estate taxes, water, sewer, heat, electricity, gas and all other utility rates and other similar governmental charges, which are assessed, levied, confirmed, imposed or shall become payable upon or with respect to the Premises during the term hereof. There shall also be included with such term any taxes which may hereafter be imposed upon or payable with respect to the

     Rent payable by Tenant hereunder, excluding income and franchise taxes imposed with respect to all income of Landlord.

          "Land" shall mean the parcel of land described as the East 20 feet of Lot 7 and all of Lots 8, 9, 10 & 11, Block 1, Arend's Industrial Park First Subdivision, according to the recorded plat thereof, Rochester, Olmsted County, Minnesota, together with all appurtenances thereto and easements benefitting such parcel.

          "Law" shall mean any federal, state or local law, statute, code, ordinance, rule or regulation which is applicable to the Premises or the use or operation thereof.

          "Lease Term" shall mean the term of this Lease as identified in
     Article 3 hereof, including any extensions of the initial term made in accordance with the provisions thereof.


          "Permitted Encumbrances" shall mean:

          1. Any state of facts which an accurate survey of the Premises would show, and/or which a physical inspection thereof would disclose or reveal.

          2.   All Laws.

          3. The revocable nature of the right, if any, to maintain vaults, vault spaces, basement and sub-basement spaces, areas, structures, coal chutes, fuel pipes, sidewalk doors and elevators, canopies, marquees, signs, ledges, cornices, parapets, window sills, facade ornamentation, standpipes, doors, show windows, exhaust pipes and any other encroachment or projection across or beyond the building lines.

          4. All notes or notices of violations of Law heretofore or hereafter noted in or issued by any governmental or municipal board, body, agency, authority or department, whether or not affecting the Premises as of date hereof, including, without limitation, any such violations which might be disclosed by an examination, inspection or search of the Premises by any governmental or municipal board, body, agency or department, or any condition which, following an inspection of the Premises, might give rise to such a note or notice of violation, all of which Tenant covenants and agrees to promptly remove or to correct in accordance with the provisions of Article 12 hereof.

          5. All covenants, restrictions, easements, conditions, and agreements, including, without limitation, any party wall agreements, of record, if any.

          6. All rights, grants or easements affecting the Premises, whether or not of record, heretofore or hereafter given, afforded to or acquired by any public utility company or governmental authority furnishing utilities to the Premises, or in or to the area in which the Premises are located, including easements to maintain wires, pipes, conduits, and other facilities which enter or cross the Premises.

          7. The present condition and state of repair of the structures included in the Premises.

          8.   All Impositions.

          "Premises" shall mean the Land and Building and all other buildings now, or at any time hereafter, erected or situated on the Land.

          "Rent" shall mean all Base Rent, Additional Rent and other sums payable to Landlord or on behalf of Landlord under this Lease, whether or not specifically denominated as rent.

          "Tenant Equipage" shall mean all personal property, equipment, temporary dividers and partitions, and special use building and utility systems, from time to time located on the Premises. In illustration, and not in limitation of the foregoing, Tenant Equipage shall include all project-specific equipment and support systems now existing or installed from time to time to meet the requirements of a specific manufacturing project or process as opposed to being of general utility in the Premises. Tenant Equipage includes, without limitation, such items as compressed air systems, demineralized water systems and nitrogen systems.

          "Tenant Improvements" shall mean the internal non-load bearing walls, internal general-purpose building and utility systems, such items as general use heating and air conditioning units and systems as well as all internal walls and offices.

                                    ARTICLE 2
                                    ---------
                                    Premises
                                    --------

     2.1 Leasing. Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord, subject to the Permitted Encumbrances and upon all of the terms, covenants and conditions set forth herein.

     2.2 Acceptance "As Is". Tenant has investigated the Premises to Tenant's satisfaction, and has had the benefit of a full physical inspection thereof; and Tenant represents that it is fully familiar with the physical condition and state of repair of the Premises, with any notices of existing violations, and with any conditions constituting, or which might constitute violations. Tenant accepts the Premises and all appurtenances thereto "as is", in their present condition and state of repair, without any representation or warranty, express or implied, having been made by Landlord or by any person on Landlord's behalf with respect thereto.

                                    ARTICLE 3
                                    ---------
                                   Lease Term
                                   ----------

     3.1 Initial Term. The Premises are leased to Tenant, for a term commencing on June 29, 1998, and ending on June 30, 2012, unless sooner terminated or further extended, as hereinafter provided.

     3.2 Option to Extend. Provided that no Event of Default shall exist hereunder at the time of exercise of such option, Tenant shall have the right and option to extend the Lease Term for three (3) additional periods of five years each (each an "Extension Period"), commencing on the day following the Expiration Date. Such option shall be exercised by Tenant giving written notice (an "Extension Notice") thereof to Landlord not later than 9 months prior to what would otherwise be the last day of the Lease Term, time being strictly of the essence. If Tenant so exercises its option to extend the Lease Term, all of the terms, covenants, conditions and provisions of this Lease shall continue to be applicable during such additional period, except that the monthly Base Rent payable by Tenant during the additional period shall be equal to 95% of the Fair Rental Value as determined in accordance with the provisions contained in
Section 4.1.2 hereof.

     3.3 Option for Early Termination. Tenant shall have the right and option to terminate the Lease Term early, with such termination to be effective at any time after the June 29, 2008. Such option shall be exercised by Tenant giving written notice of Tenant's election to terminate early and setting forth a new Expiration Date, which new Expiration Date shall not be earlier than June 29, 2008. Such notice must be given to Landlord not later than 9 months prior to such new Expiration Date. If Tenant gives such notice, Tenant shall pay, as a termination fee the sum of $465,000.00 on the new Expiration Date.

                                    ARTICLE 4
                                    ---------
                                      Rent
                                      ----

     4.1 Rent. Tenant agrees to pay to Landlord, without demand, at the address set forth hereinabove, or at such other place as Landlord may from time to time designate in writing, Rent for the Premises as follows:

          4.1.1 Base Rent. A monthly Base Rent shall be due and payable in advance on the first day of each and every calendar month during the Lease Term. Base Rent for any period between the Commencement Date and the first day of the first full calendar month during the Lease Term shall be prorated and paid on the Commencement Date. The monthly Base Rent shall be in the following amounts for the following periods:

         Period                                      Monthly Base Rent
         ------                                      -----------------

         June 29, 1998 through June 30, 2003         $25,500.00
         July 1, 2003 through June 30, 2008          $27,500.00
         July 1, 2008 through June 30, 2012          $30,000.00

          4.1.2 Extension Rent. If Tenant shall elect to extend the term of this Lease pursuant to Section 3.2 above, the Base Rent for each such Extension Period shall be equal to 95% of the Fair Rental Value determined as follows:

               (a) After the receipt of an Extension Notice, Landlord may propose a monthly Fair Rental Value of the Premises as of the commencement of the applicable Extension Period, (i) by reference to comparable warehouse/manufacturing space, (ii) taking into account the location of the Premises, (iii) taking into account the cost of duplicating the Building Elements, based on remaining useful life, and
          (iv) giving consideration to an amount for which a willing landlord would lease, the Premises to a willing tenant, each without compulsion, on the same terms and conditions of this Lease, other than Base Rent (the "Fair Rental Value") (the amount so determined by Landlord is referred to herein as the "Proposed Fair Rental Value"). Landlord shall advise Tenant in writing of the Proposed Fair Rental Value at least seven (7) months prior to the commencement of the applicable Extension Period (a "Market Rent Notice"). In the event Landlord shall fail to so advise Tenant, the annual amount of Base Rent for the applicable Extension Period shall be the monthly of Base Rent in effect immediately prior to the applicable Extension Period. In the event Landlord shall so advise Tenant, the monthly Base Rent for the applicable Extension Period shall be 95% of the Proposed Fair Rental Value if Tenant elects to accept such Proposed Fair Rental Value. If Tenant does not accept, the Base Rent shall be determined by the Appraisal Procedure set forth in Section 4.1.2(b).

               (b) Within ninety (90) days after an Extension Notice is given in which a Proposed Fair Rental Value is not accepted, Landlord and Tenant shall each appoint a disinterested appraiser who shall be a member of the American Institute of Appraisers and shall notify the other promptly following such appointment. If either Landlord or Tenant fails to appoint such an appraiser within the time specified, then the party who has timely appointed its appraiser, after giving thirty (30) days additional written notice to the other, may cause the Fair Rental Value to be determined solely by the appraiser appointed by such party in accordance with the foregoing procedure. If Landlord and Tenant do each appoint such an appraiser as provided herein, then within fifteen (15) days after the appointment of the second of the two appraisers, the two appraisers shall select a third appraiser. If the two original appraisers are unable to agree upon the selection of a third appraiser, then either Tenant or Landlord may request that the American Institute of Appraisers appoint a third appraiser. All appraisers shall be charged with determining the Fair Rental Value. Within thirty (30) days of the appointment of the third appraiser, Landlord, Tenant and the three appraisers shall meet at the Premises, and in a proceeding held in accordance with the rules of the American Arbitration Association, Landlord and Tenant shall each be allowed to present such evidence and testimony on such Fair Rental Value as is allowed under the rules of the American Arbitration Association. The appraisers shall be instructed that within thirty (30) days after the date on which Landlord, Tenant and the appraisers conclude such meeting, the appraisers shall determine the Fair Rental Value of the premises. The Fair Rental Value figure selected by a majority of the appraisers shall be binding upon Landlord and Tenant. Each party shall pay for its appraiser and shall equally share the cost of the third appraiser. If the 95% of the appraisers' determination of the Fair Rental Value is more than 10% in excess of the monthly Base Rent in effect immediately prior to the applicable Extension Period, and Tenant does not accept such determination of Fair Market Value, Tenant may rescind its exercise of the option to extend by serving written notice of such rescission on Landlord within such twenty day after notice of such determination is given to Tenant, but if Tenant so rescinds its exercise, it shall pay for all three appraisers and shall not thereafter be entitled to re-exercise its option under Section
          3.2. If Tenant does not rescind its exercise within twenty-day period, a sum equal to the greater of (a) 95% of the Fair Rental Value determined in accordance with the Appraisal Procedure or (b) the monthly Base Rent in effect immediately prior to the applicable Extension Period, shall be the monthly Base Rent for the applicable Extension Period.

     Tenant shall pay as Additional Rent all other sums of money required to be paid pursuant to this Lease, which shall be paid at the time and in the amounts set forth elsewhere in this Lease.

                                    ARTICLE 5
                                    ---------
                            Impositions, Assessments
                            ------------------------

     5.1 Tenant to Pay Impositions. Tenant covenants to pay, as Additional Rent, when due and before any fine or penalty is added thereto for the nonpayment thereof, all Impositions which become due and payable during the years which are included in whole or in part in the Lease Term; provided, however, that if any such Imposition may be paid in installments, Tenant may pay each installment before any fine or penalty is added to any such installment for the nonpayment thereof. Impositions due and payable during the years when the Lease Term commences and terminates shall be prorated according to the number of days in such years which are included in the Lease Term. With respect to Impositions which are payable in installments which extend beyond the Lease Term, Tenant shall only be obligated to pay those installments which fall within the Lease Term. Tenant shall also reimburse Landlord for sales or rental taxes, if any, paid or payable by Landlord on rentals from the Premises.

     5.2 Payment of Assessments. Tenant covenants to pay when due and before any fine or penalty is added thereto for the nonpayment thereof, all assessments for local improvements and betterments which become due and payable during the years which are included in whole or in part in the Lease Term; provided, however, that if any such assessment may be paid in installments, Tenant shall be required to pay only those installments which come due during the Lease Term. If any such assessments are proposed, and if Tenant so requests, Landlord agrees to cooperate with and assist Tenant in seeking to have such assessments made payable in installments, spread over the longest period then available under applicable law and/or governmental policies.

     5.3 Evidence; Contents. Tenant shall deliver to Landlord from time to time duplicate receipts or photostatic copies thereof showing payment of all Impositions within 10 days after Tenant's request therefor from time to time. Landlord shall, at its option, have the right at any time during the Lease Term to pay, without the necessity of inquiring into the validity or legality thereof, any delinquent Impositions and interest and penalties thereon, and the amount so paid, including reasonable expenses incurred in connection therewith, shall be so much Additional Rent due from the Tenant to Landlord at the next rental payment date after such payment; provided, however, that if Tenant shall in good faith proceed to contest any such Impositions or the validity thereof by proper legal proceedings which shall operate to prevent the collection thereof and the sale of the Premises or any part thereof to satisfy the same, Tenant shall not be required to pay, discharge or remove any Impositions so long as such proceeding is pending and Tenant is diligently prosecuting such proceeding; provided further that Tenant, not less than 10 days before any such Impositions shall become delinquent, shall give notice to Landlord of Tenant's intention to contest the validity thereof and shall deposit with Landlord an amount sufficient to pay the contested Impositions, plus penalty and interest through the period of contest.

     5.4 Utilities. Tenant expressly agrees that Landlord shall not be required to furnish to Tenant any water, sewer, gas, heat, electricity, light, power or any other facilities, equipment, labor, materials or any services of any kind whatsoever. Tenant shall make its own arrangements, at its own cost and expense, for the furnishing to the Premises of all utilities, facilities or services required for Tenant's use, and Tenant shall pay for all such utilities, facilities or services to the Premises.

                                    ARTICLE 6
                                    ---------
                                       Use
                                       ---

     6.1 Use. The Leased Premises may be used and occupied by Tenant for any lawful business purpose, and for no other purposes, and such use and occupancy shall be in compliance with all Laws. The Premises shall not be used in such manner that, in accordance with any requirement of Law, including but not limited to any Accessibility Regulation, Landlord shall be obligated to make any addition or alteration to or in the Building.

     6.2 Compliance with Environmental Regulations. Except for substances and in quantities which are normally used in the operation of Tenant's business or for the maintenance or operation of the Premises, and which are used, stored and disposed of in accordance with all applicable Environmental Regulations, Tenant shall not, nor shall it permit others to, place, store, locate, generate, produce, create, process, treat, handle, transport, incorporate, discharge, emit, spill, release, deposit or dispose of any Hazardous Substance in, upon, under, over or from the Premises. Tenant shall cause all Hazardous Substances found in or under the Premises which are not permitted under the foregoing sentence and which exist in quantities which violate applicable Environmental Regulations to be properly removed therefrom and properly disposed of at Tenant's expense. Tenant shall not install or permit to be installed any underground storage tank on or under the Land. Tenant shall, promptly after obtaining actual knowledge thereof, give notice to Landlord of (i) any activity in material violation of any applicable Environmental Regulation relating to the Premises, (ii) any governmental or regulatory actions instituted or threatened under any Environmental Regulation affecting the Premises, (iii) all claims made or threatened by any third party against Tenant or the Premises relating to any Hazardous Substance or a violation of any Environmental Regulation, and (iv) any discovery by Tenant of any occurrence or condition on or under the Premises which could subject Landlord, Tenant or the Premises to a claim under any Environmental Regulation. Any investigation, remedial or corrective action taken with respect to the Premises shall be done under the supervision of a qualified engineer or consultant acceptable to Landlord who shall, at Tenant's expense and at the completion of such investigation or action, provide a written report thereon to Landlord.

     6.3 Compliance with Accessibility Regulations. Tenant shall, at its sole cost and expense, comply with all Accessibility Regulations which are applicable to the Leased Premises.


                                    ARTICLE 7
                                    ---------
                                    Surrender
                                    ---------

     7.1 Time; Condition. Upon termination of this Lease, whether by reason of lapse of time, forfeiture or otherwise, Tenant shall immediately surrender possession of the Premises to Landlord in good order, condition and repair, ordinary wear and tear and loss by insured casualty excepted, and all Tenant Equipage not removed from the Premises by Tenant shall become the property of Landlord without any obligation on the part of Landlord to compensate Tenant therefor. If possession be not immediately surrendered, Landlord may forthwith re-enter the Premises and repossess the same or any part thereof and expel and remove therefrom all persons and property without being deemed guilty of any unlawful act or liable for damages by reason of such re-entry and without prejudice to any other legal remedy available to Landlord.

     7.2 Removal of Tenant Equipage. Notwithstanding the preceding Section hereof, Tenant or Tenant's lender(s) may remove any or all of the Tenant Equipage, provided that such removal shall be made prior to the end of the Lease Term. Any damage resulting from removal shall be repaired by Tenant or such lender.

                                    ARTICLE 8
                                    ---------
                                    Insurance
                                    ---------

     8.1 Required Insurance. Tenant, at its sole cost and expense, shall maintain in effect at all times during the Lease Term the following insurance:

          8.1.1 A Commercial General Liability Insurance policy, which policy shall include coverage for bodily injury, property damage, personal injury, contractual liability (applicable to this Lease), independent contractors and products-completed operations liability. Such policy shall provide coverage of at least $1,000,000 for each occurrence and annual aggregate coverage of at least $2,000,000.

          8.1.2 Insurance on the Building against loss by fire and other hazards covered by the so-called "all-risk" form of policy, and including contingent liability from operation of building laws coverage, in an amount not less than the Full Insurable Value. Such policy shall have an "agreed amount" endorsement or otherwise exclude co-insurance participation by the insured, and may include a deductible in an amount not greater than $10,000.00. While any building or other improvement is in the course of being constructed or rebuilt on the Land, such insurance shall be in builder's risk form or Tenant will require its contractor to carry such builder's risk coverage.

          8.1.3 If the Building includes steam boilers or other equipment excluded from coverage under the "all-risk" form of policy, boiler and machinery insurance in an amount not less than the Full Insurable Value.

     8.2 Insured Parties; Other Provisions. All property insurance policies shall name Landlord as the insured party and loss payee. All liability insurance policies shall name both Landlord and Tenant as insured parties. If Landlord so elects, such policies shall also include the holders of any mortgages now or hereafter encumbering the Premises. In the event that the holder of such a mortgage is named as an insured under any of the foregoing property insurance policies, the proceeds under such policies shall be made payable to such mortgagee or mortgagees pursuant to standard mortgagee clauses. Each of the foregoing policies shall contain the agreement of the insurer that:

          8.2.1 Such policies shall not be canceled except upon 15 days' prior notice to each named insured;

          8.2.2 The coverage afforded thereby shall not be affected by the performance of any work or alterations in or about the Premises;

          8.2.3 The insurer waives all rights of subrogation against all named insureds; and

          8.2.4 The insurance provided to Landlord thereunder shall not be affected by any defense the insurer may have against Tenant or any other person.

     8.3 Companies; Renewals; Failure to Provide. All policies required by this Article shall be carried in such companies and upon such forms as Landlord and Landlord's mortgagee from time to time reasonably approve. All policies required to be furnished hereunder shall be deposited with the

Landlord prior to the commencement of the Lease Term, and renewals thereof, and evidence of the payment of premium to continue coverage in force shall all be deposited with Landlord not less than 30 days prior to the date on which such insurance would otherwise expire. At Landlord's option, exercised in writing, in the event Tenant shall fail to provide such policies, Landlord may obtain such insurance and the entire cost thereof shall be due and payable as Additional Rent upon billing by Landlord.

                                    ARTICLE 9
                                    ---------
                           Indemnification of Landlord
                           ---------------------------

     9.1 Indemnity. Tenant shall indemnify and hold Landlord harmless against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys' and other consultants' fees, which may be imposed upon, incurred by or asserted against Landlord by reason of any accident, injury, death or damage to property occurring in, on or about the Premises during the Lease Term, unless and except to the extent arising out of the negligence or misconduct of Landlord or its agents or employees. In case any action or proceeding is brought against Landlord by reason of such indemnified liabilities, obligations, damages, penalties, claims, costs, charges, and expenses, Tenant, upon written notice from Landlord, shall at Tenant's expense resist or defend such action or proceeding by counsel approved by Landlord in writing.

                                   ARTICLE 10
                                   ----------
                 Operation, Repairs and Maintenance; Alterations
                 -----------------------------------------------

     10.1 Landlord Repairs and Maintenance. Throughout the Lease Term, Landlord shall, at Landlord's sole cost and expense, keep all structural elements of the Premises, the exterior supporting walls and the foundations of the Premises (other than the roof and spouting) in good, watertight condition and repair. Notwithstanding anything to the contrary herein, Tenant shall repair any and all damage to the Premises that shall have been caused by the negligence of Tenant or shall occur in connection with Alterations (as defined in Section 10.3 below) performed by or on behalf of Tenant. Landlord will do or cause others to do all necessary shoring of foundations and walls of the Building and every other act or thing for the safety and preservation thereof which may become necessary by reason of any excavation or other building operation upon any adjoining property or street, alley or passageway.

     10.2 Tenant Operation, Repairs and Maintenance. Throughout the Lease Term (and except for the matters which Landlord is required to repair and maintain pursuant to Section 10.1 above), Tenant shall, at Tenant's sole cost and expense, take good care of the Premises, including the, roof and spouting, all passageways, sidewalks, curbs and vaults adjoining the Premises, and shall put and keep the same in good order, condition and repair, and shall make all non-structural repairs thereto, all as may be necessary to keep the Premises and the fixtures, appurtenances, and installations therein contained in good order and condition and in compliance with all Laws. When used in this Lease, the term "repairs" shall include all replacements, renewals, and alterations, when necessary and appropriate. All repairs made by Tenant shall be comparable in quality and class to the original work. Tenant shall keep the Building adequately heated during all months of the year when temperatures are below freezing to prevent damage to the Building by freezing or heaving and further shall make all repairs necessary to avoid any structural damage or injury to the Premises whether caused by freezing or heaving, ordinary wear and tear or any other reason. Tenant shall also keep and maintain all portions of the Premises, and all passageways, roadways, entrances, curbs and sidewalks adjoining the Premises, in a clean and orderly condition, reasonably free of accumulated dirt, rubbish, snow and ice, and any other unlawful obstructions; and Tenant shall not permit or suffer the overloading of any of the floors of the Building. Without limitation of the foregoing, Tenant shall not do, permit or suffer to be committed any waste or damage, disfigurement or injury to the Premises, or any part or portion thereof, except as expressly provided in this Article 10.

     10.3 Alterations. Landlord and Tenant acknowledge that Tenant's anticipate use of the Premises may require periodic remodeling and alterations of the Premises to accommodate the varying needs of Tenant and/or its customers. Landlord also has legitimate rights to approve ceratin changes to the Premises. To balance these interest, the parties agree as follows:

          10.3.1 Work Not Requiring Consent. Tenant may at any time and from time to time do the following at Tenant's sole cost and expense and without obtaining the consent of Landlord

               (a) make changes, alteration, additions, restorations or improvements in, to or of the Tenant Equipage.

               (b) add or make changes to Tenant Improvements costing $100,000 (as such sum may be adjusted as set forth below) or less, in any 12 month period (herein collectively referred to as a "Tenant Improvement Alteration")

               (c) make non-structural alterations to Building Elements costing $50,000 (as such sum may be adjusted as set forth below) or less, in the any 12 month period (herein collectively referred to as a "Minor Building Alteration")

     The amount of Tenant Improvement Alterations and Minor Building Alterations which can be made without Landlord consent shall be increased from time to time in proportion to the increase, if any, in the Consumer Price Index between the date of this Lease and the date the work is being performed.

          10.3.2 Work Requiring Consent. Tenant may not make any change, alteration, addition, restoration or improvement in, to or of the Building Elements other than Minor Building Alterations (herein collectively referred to as a "Major Building Alteration") without first, in each instance, obtaining the written consent of Landlord and compliance with the provisions of Section 10.3.3. below. Such consent shall not be unreasonably withheld unless in the reasonable opinion of Landlord, the Major Building Alteration would materially impair the structural integrity of the Building, or any part thereof, and shall not be withheld to the extent to which such an Building Alteration is in fact required to effect compliance with any Law. Before the commencement of any Major Building Alteration herein:

               (a) Tenant shall, except in emergency, give 60 days' prior written notice thereof to Landlord;

               (b) Tenant shall obtain Landlord's prior written approval of a licensed architect or a licensed professional engineer selected and paid for by Tenant who shall supervise any such Major Building Alteration; and

               (c) Tenant shall obtain Landlord's prior written approval of plans and specifications prepared by said approved architect or engineer, which approval shall not be unreasonably withheld or delayed. No such Major Building Alterations shall be made except such as are in all material respects in accordance with said plans and specifications. The reasonable cost and expense, if any, of reviewing the plans and specifications for each such Major Building Alteration, whether by Landlord, or by the holders of any first mortgage, if for any reason billed by them or by any of them to Landlord, shall be paid by Tenant to Landlord, as Additional Rent, forthwith upon demand.

          10.3.3 For purposes of this Section, Tenant Improvement Alterations, Minor Building Alterations and Major Building Alterations are collectively called "Alterations."

               (a) No Alteration shall be undertaken until Tenant shall have procured and paid for, so far as the same may be required from time to time, all permits and authorizations of any federal, state or municipal government or department, or subdivision of any of them, having or asserting jurisdiction. Landlord shall join in the application for such permits or authorizations, if and to the extent required, but at Tenant's sole cost and expense.

               (b) Any Alteration shall be made promptly and in a good and workmanlike manner and in compliance with all applicable permits and authorizations and building and zoning laws, and with all other Laws.

               (c) The cost of any Alteration shall be paid when due so that the Premises shall at all times be free of liens for labor and materials supplied or claimed to have been supplied to the Premises and free from any encumbrances, chattel mortgages, conditional bills of sale, or security interests.

               (d) Whenever appropriate, the property insurance required to be maintained during the Lease Term shall be endorsed or supplemented to provide, at Tenant's sole cost and expense, during any period when Building Alterations are in progress, for builder's risk insurance. Workman's compensation insurance covering all persons employed in connection with the work and with respect to whom death or bodily injury claims could be asserted against Landlord, Tenant or the Premises, and comprehensive general public liability insurance, providing full coverage with respect to any accident, injury or occurrence involving, relating to, or arising during or as a result of such Building Alteration, naming Landlord and Tenant as insureds, with limits of not less than those required for commercial general liability insurance hereunder, shall be maintained by Tenant (or Tenant's independent contractor) at Tenant's (or at such contractor's) sole cost and expense at all times when any work is in progress in connection with any such Building Alteration.

               (e) No Alteration shall materially increase the height of the Building, or combine, tie-in or connect the Building and/or any other portion of the Premises, or any structure or improvement thereon erected or situated, with any other building or improvement located on any adjoining property; and Tenant shall in no event include or attempt to include the Premises with other properties in a common zoning lot under any zoning ordinance or related statute which may now or hereafter be applicable to the Premises in such respect.

                                   ARTICLE 11
                                   ----------
                               Discharge of Liens
                               ------------------

     11.1 No Liens. If any lien for work performed or materials supplied after the commencement of the Lease Term is filed against the Premises or Landlord's or Tenant's interest therein, other than liens arising as a result of acts of Landlord, Tenant shall bond over such lien or cause same to be discharged of record within 30 days after notice of such filing. Tenant, at its sole expense, shall defend the Premises and Landlord against all suits for the enforcement of any such lien or any bond in lieu of such lien, and Tenant hereby indemnifies Landlord against any and all loss, cost, damage, expense or liability resulting from any such lien or suit. Should Tenant fail to so discharge any such lien, Landlord may do so by payment, bond or otherwise on 30 days' written notice to Tenant, and the amount paid or incurred therefor by Landlord shall be reimbursed to Landlord by Tenant as Additional Rent upon demand, with interest from the date of demand at the maximum rate of interest lawfully permitted to be collected (limited to the rate of 18% per annum).



     11.2 Right to Contest. Tenant shall have the right to contest any such mechanic's or other lien claim filed against the Premises or any part thereof if Tenant notifies Landlord in writing of its intention so to do, diligently prosecutes any such contest, at all times effectually stays or prevents any official or judicial sale of the Premises under execution or otherwise, and pays or otherwise satisfies any final judgment adjudicating or enforcing such contested mechanic's or other lien and thereafter promptly procures and records a satisfaction and release of same, provided Tenant has deposited with Landlord a sum sufficient to cover the lien so contested, plus interest, costs and attorneys' fees which will accrue during the period of such contest.

     11.3 No Consent. Nothing in this Lease shall be deemed to constitute the consent or request of Landlord to any contractor, subcontractor or material supplier for the performance of any labor or the furnishing of any materials for any specific improvement to the Premises. Notice is hereby given that Landlord has assumed no obligation and shall not be liable or responsible for or in connection with any labor or materials hereafter furnished to Tenant, or to any other party, whether on credit, or otherwise, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the Premises, or Landlord's reversionary interest and estate therein. Landlord shall have the right to post and maintain on the Premises, notice of nonresponsibility under the laws of the State of Minnesota.

                                   ARTICLE 12
                                   ----------
                              Compliance with Laws
                              --------------------

     12.1 Compliance. Throughout the Lease Term, Tenant shall at Tenant's sole cost and expense, promptly remove of record any and all violations noted or filed against the Premises, shall correct all conditions constituting violations, and shall promptly comply with all present and future Laws and directives of all federal, state and municipal governments, departments, commissions, boards and officers, and all orders, rules and regulations of the National Board of Fire Underwriters, or any other body or bodies exercising similar functions, which may be applicable to the Premises and the sidewalks, alleyways, passageways, curbs and vaults adjoining the Premises, or to the use or manner of use of the Premises, or to the owners, tenants or occupants thereof, whether or not any such Law or directive shall necessitate structural changes or improvements, or interfere with the use and enjoyment of the Premises.

     12.2 Insurance Requirements. Tenant shall likewise at Tenant's sole expense observe and comply with the requirements of all policies of public liability and property insurance, and all other policies of insurance at any time in force with respect to the Premises, and Tenant shall, in the event of any violation or any attempted violation of the provisions of this Article by any subtenant or occupant, take all required steps, immediately upon knowledge of such violation or attempted violation, to remedy or prevent the same, as the case may be.

                                   ARTICLE 13
                                   ----------
                              Damage or Destruction
                              ---------------------

     13.1 Casualty. Notwithstanding any provisions of this Lease to the contrary, in the event that the Premises shall be damaged or destroyed by fire or other casualty, whether or not covered by insurance, Tenant shall promptly give written notice thereof to Landlord, and Tenant shall promptly repair, restore, replace, or rebuild the same, as nearly as may be practicable, to its condition and character immediately prior to such damage or destruction. Such restoration, repairs, replacements, rebuilding or alterations shall be commenced promptly and prosecuted with reasonable diligence, subject only to unavoidable delays. The net insurance proceeds, if any, on account of such damage or destruction to or of the Building Elements, and collected by Landlord and/or Tenant shall be held in trust by Landlord or Landlord's designee and shall be made available to Tenant as the work progresses (subject to periodic delivery to Landlord of appropriate architect's certifications as to the cost of the required work remaining until full completion, and title company certifications as to the absence of any liens, or encumbrances relating to such work) for use in making payments when due for the repairs, restoration or replacement required under this Article 13, and pursuant to such controls and subject to such approvals as Landlord or Landlord's mortgagee shall reasonably require. If such insurance money shall be insufficient to pay the entire cost of such work, Tenant agrees to pay the deficiency. At any time after the completion of such work, the balance of the insurance money not theretofore used pursuant to the foregoing provisions of this section shall be paid to Landlord or Landlord's mortgagee as their interests shall appear.

     13.2 Restoration Controls. The provisions and conditions of Articles 9 and 10 shall apply to the repairs, restoration or replacement required to be performed by Tenant under this Article 13.

     13.3 Option to Terminate. In the event (a) the Premises are damaged by fire, explosion or other casualty insured under the fire and extended coverage insurance policy required hereunder (an "Insured Casualty") to the extent that such damage materially adversely affects Tenant's ability to use the Premises for its business purposes and the Premises cannot be repaired, replaced and restored by Tenant within 12 months from the date of the casualty, (b) the Premises are damaged by a casualty or occurrence other than an Insured Casualty, and Landlord elects not to rebuild at its cost, (c) such damage occurs at any time within the last twelve (12) months of the Lease Term, or (d) the Premises or any portion thereof, is damaged by fire, explosion or other casualty and the Premises cannot be repaired, rebuilt or restored to substantially the same or similar condition, under any applicable law, code, ordinance or other governmental order or under any other agreement to which the Premises are subject (a "Prohibited Casualty"), then in such event, Tenant may terminate this Lease by giving Landlord written notice of termination within forty five (45) days after the happening of the event causing the damage or the date Tenant discovers the casualty was a Prohibited Casualty. In any such event, all Rent payable hereunder shall be apportioned to the date of such damage or destruction and Landlord shall be entitled to receive and retain all insurance proceeds relating to the Building Elements payable by reason of such occurrence. Insurance proceeds relating to the Tenant Equipage payable by reason of such occurrence shall be paid to and be the property of Tenant. Tenant shall also have the right and option to terminate this Lease as of the date of such damage or destruction if the holder of any mortgage covering the Premises refuses to make the net insurance proceeds available for restoration and Landlord also refuses to provide such funds. Such option shall be exercised by Tenant giving written notice thereof to Landlord within 30 days after Landlord notifies Tenant that the funds will not be available.

     13.4 Release. Landlord releases Tenant from all claims, and all liability or responsibility to Landlord and to anyone claiming through or under Landlord, by way of subrogation or otherwise, for any loss or damage to the Building caused by fire or other peril, even if such fire or other peril was caused in whole or in part by the negligence or other act or omission of Tenant or its agents or employees; provided, however, that this release and waiver of subrogation shall (i) only be effective to the extent that the loss or damage is covered by the insurance maintained by Tenant pursuant to this Lease, (ii) not apply to the extent of any deductible applicable to such insurance, and (iii) only apply if such insurance includes a full release from liability and waiver of subrogation privilege permitting the release and waiver contemplated by this provision without jeopardizing the rights of Landlord to recover under such insurance.

                                   ARTICLE 14
                                   ----------
                                  Condemnation
                                  ------------

     14.1 Total Taking. If the entire Premises shall be condemned or taken through or under the power of eminent domain, or if such a material portion of the Premises is so taken that in the reasonable opinion of Tenant the restoration of the remaining portions of the Premises for the uses thereof at the time of such partial taking is economically unfeasible, this Lease and the term hereof shall cease and terminate upon the date of the vesting of title in the condemning authority, and all Rent, Impositions and other Additional Rent hereunder shall be apportioned to such date of termination, and any payments theretofore made in advance by Tenant shall be refunded ratably to Tenant. Landlord shall be entitled in such event to receive the entire award for the Land and Building Elements so taken or condemned which may be made in such condemnation proceeding, and Tenant shall not be entitled to receive any portion thereof. Tenant hereby assigns and transfers to Landlord any and all claims to such award and waives and relinquishes any right to make any claim for an award for the value of this Lease, or otherwise; provided, however, that Tenant shall be permitted to make separate claims for all Tenant Equipage, and for relocation expenses and allowances, to the extent available.

     14.2 Partial Taking. If less than such a material portion of the Premises shall be taken or condemned, as aforesaid, this Lease shall continue and shall remain in full force and effect; provided, however, that the Base Rent hereunder shall thereafter be reduced in an equitable manner in proportion to the reduction in value of the Premises for Tenant's use. The Base Rent shall be reduced to the product obtained when the Base Rent otherwise payable hereunder is multiplied by a fraction, the numerator of which shall be the total floor area of the Building (expressed in square feet) remaining following the condemnation and restoration, and the denominator of which shall be the total floor area thereof (expressed in square feet) upon the Commencement Date. Such reduction in Base Rent shall first become effective as of the first day of the month next succeeding the date of vesting of title in the condemning authority, and shall not in any event diminish, reduce or abate the Impositions, Additional Rent and other charges payable hereunder by Tenant. In the event of such a partial condemnation, Tenant shall promptly make, or cause to be made, all demolition, repairs, reconstruction, restoration, replacement or rebuilding and all other work necessary, as nearly as may be practicable, to restore the Building Elements to the utility and condition immediately prior to such taking (and including any new parking areas and/or demolition of the existing Building, to the extent the same may be reasonably necessary to accommodate Tenant's use of the Premises after the condemnation). The net proceeds of the award in respect of such partial taking or condemnation, after the payment of all fees and expenses incurred in connection with the collection of such award, shall be paid over to Landlord, and shall be held in trust by Landlord or Landlord's designee and shall be made available to Tenant as work progresses (subject to periodic delivery to Landlord of appropriate architect's certifications as to the cost of the required work remaining until full completion, and title company certifications as to the absence of any liens, or encumbrances relating to such work) for use in making payments when due for the demolition, repairs, restoration or replacement required under this
Article 14, and pursuant to such controls and subject to such approvals as Landlord or Landlord's mortgagee shall reasonably require. If such proceeds shall be insufficient to pay the entire cost of such work, Tenant agrees to pay the deficiency. At any time after the completion of such work, the balance of the proceeds not theretofore used pursuant to the foregoing provisions of this section shall be paid to Landlord or Landlord's mortgagee as their interests shall appear.

     14.3 Temporary Taking. If the whole or any part of Tenant's estate or interest under this Lease shall be taken or condemned by any governmental agency or authority for its temporary use or occupancy, this Lease shall not terminate by reason thereof, and Tenant shall continue to pay, in the manner and at the times herein specified, the Base Rent, the Impositions and all other Additional Rent, and all other charges payable by Tenant hereunder, without any abatement or reduction thereof, and, except only to the extent that Tenant may be prevented from so doing pursuant to the terms of the order of the condemning authority, Tenant shall perform and observe all of the other terms, covenants, conditions and obligations hereof upon the part of Tenant to be performed and observed, as though such taking had not occurred. Tenant shall be entitled to receive the entire award paid for or in connection with such a taking, whether by way of damages, as rent, or otherwise, so long as Tenant shall not be in default hereunder; provided, however, that if the award is paid in a lump sum, or shall be payable less frequently than in monthly installments, the award shall be paid to and held jointly by Landlord and Tenant, in Landlord's and Tenant's names, in an interest-bearing account with a commercial banking organization designated by Landlord and such award shall be applied as follows:

          (a) If the award shall be made in a lump sum, it shall be divided by the number of months included in the period of such temporary use or occupancy and, so long as Tenant shall not be in default hereunder, an amount equal to the quotient shall be paid over to Tenant monthly; and

          (b) If the award or awards shall be paid less frequently than in monthly installments, each such installment shall be divided by the number of months to which it is attributable and, so long as Tenant shall not be in default hereunder, an amount equal to the quotient shall be paid over to Tenant monthly;

provided, however, that if such period of temporary use or occupancy shall extend beyond the expiration of the Lease Term, Landlord shall be entitled to receive and retain the amount of the award attributable to the period subsequent to the expiration of the Lease Term. Upon the termination of any such period of temporary use or occupancy, Tenant shall, at its sole cost and expense, restore the Premises, as nearly as may be practicable, to the condition thereof immediately prior to such taking.

                                   ARTICLE 15
                                   ----------
                                   Assignment
                                   ----------

     15.1 Assignment by Tenant. No assignment of this Lease or sublease of the Premises or any part thereof shall be deemed a release of Tenant, which shall continue to be jointly, severally, unconditionally and primarily liable for payment and performance of all obligations hereunder with any assignee.

     15.2 Assignment by Landlord. In the event that Landlord, or any successor owner of the Premises, or the lessee under any ground or underlying lease, or any holder of Landlord's interest in this Lease, or any fee owner of all or any portion of the Premises (or the owner of any interest or estate therein), shall convey or otherwise dispose of such title, interest or estate, or shall assign Landlord's interest in this Lease to any ground or underlying lessee, then all liabilities and obligations thereafter accruing or maturing on the part of Landlord or any such successor-owner of the Premises, or former holder of Landlord's interest under this Lease, or former fee owner of the Premises or any interest or estate therein, shall cease and terminate, and each successor-owner of the Premises or holder of Landlord's interests under this Lease, shall, without further agreement, be bound by Landlord's covenants and obligations, but only during the respective periods of the ownership by such parties; and Tenant shall continue to be bound by this Lease, and shall recognize the successor to Landlord's interests as the Landlord hereunder.

                                   ARTICLE 16
                                   ----------
                                     Default
                                     -------

     16.1 Events of Default. There shall be an "Event of Default" hereunder and the Landlord may terminate this Lease upon 30 days' notice to Tenant:

          16.1.1 If Tenant shall be in default in the payment of any Rent and such default is not cured within 10 days after written notice thereof given by Landlord; or

          16.1.2 If Tenant shall be in default in the performance of any of the terms, covenants, conditions and provisions of this Lease on Tenant's part to be performed (other than the covenants for the payment of Rent) and such default is not cured within 30 days after written notice thereof given by Landlord; or if such default shall be of such nature that it cannot be cured completely within said 30 day period, if Tenant shall not have promptly commenced curing such default within such period and shall not thereafter proceed with reasonable diligence and dispatch and in good faith to remedy such default; or

          16.1.3 If Tenant shall be adjudicated a bankrupt, shall make a general assignment for the benefit of its creditors, or invoke the benefit of any insolvency act, or if a permanent receiver or trustee in bankruptcy be appointed for Tenant's property and such appointment is not vacated within 90 days; or

     16.2 Termination. If Landlord shall give the 30 days' notice of termination provided in Section 16.1, then, upon the expiration of such 30 day period, this Lease shall terminate and Tenant shall then quit and surrender the Premises to Landlord. If this Lease shall so terminate, it shall be lawful for Landlord, at its option, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings, or by any other lawful means, and to remove Tenant therefrom without being liable for any damages therefor.

     16.3 Remedies. Notwithstanding such termination as provided in Section 16.2, and such re-entry by Landlord, or in the event Landlord shall dispossess Tenant by summary proceedings, or otherwise, the obligations of Tenant shall survive and Tenant shall remain liable for all of its obligations hereunder for the balance of the Lease Term, and shall reimburse Landlord for all costs and expenses as Landlord may reasonably sustain or incur for attorneys' and accountants' fees and disbursements, brokerage fees, and/or putting the Premises in good order, and for preparing the same for re-rental; and Landlord may re-let the Premises, or any part or parts thereof, either in the name of Landlord, or as agent for Tenant, on such conditions and for such term or terms as Landlord may deem advisable, if Landlord so elects, which terms may at Landlord's option be less than or exceed the unexpired period which would otherwise have constituted the remainder of the Lease Term; and Tenant shall pay to the Landlord, as damages for the failure of Tenant to observe and perform this Lease, and Tenant's undertakings and obligations hereunder, any deficiency (herein called the "deficiency") between the Rent hereby reserved and/or covenanted to be paid, including all Impositions and other charges required to be paid by Tenant hereunder, and the net amounts, if any, of the rents collected on account of such re-lettings of the Premises for each month of the period which would otherwise have constituted the unexpired Lease Term, if this Lease had remained in effect. Landlord agrees to exercise good faith efforts to mitigate its damages hereunder. Tenant shall pay such deficiency to Landlord monthly, in advance, on the days on which the Rent would have been payable under this Lease if this Lease were still in effect, and Landlord shall be entitled to recover from Tenant each monthly deficiency as the same shall arise or accrue. At any time after any such expiration or termination, whether or not Landlord shall have collected any monthly deficiencies, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, as and for liquidated and agreed final damages for Tenant's default, an amount equal to the then present worth (computed using 10% per annum as the discount factor) of the excess of the Rent, Impositions and other charges reserved under this Lease from the date of such expiration or termination for what would have been the then unexpired Lease Term if the same had remained in effect, above the then fair market rental value of the Premises for the same period.

     16.4 No Release. The remedies of Landlord and Tenant provided in this Lease are cumulative and shall not exclude any other remedies to which either may be lawfully entitled. The failure of either party to insist upon strict performance by the other of any term, covenant or condition herein contained shall not be a waiver of such term, covenant or condition by the non-objecting party for the future. The acceptance by Landlord of the payment of fewer than three monthly installments of Rent after notice of an Event of Default to state of affairs which, but for the giving of notice and/or passage or time would be an Event of Default is received by Landlord shall not constitute a waiver of such Event of Default or state of affairs.

     16.5 Costs; Interest. In the event it is necessary to commence an action to enforce the terms hereof, the party prevailing in such action shall be entitled to its reasonable attorneys' fees and expenses, including those incurred at the appellate level. Tenant shall be liable to Landlord for interest on all sums not paid to Landlord when due hereunder from the date due until paid at the rate of 10% per annum, or such lesser rate as shall be the maximum permitted by law.

                                   ARTICLE 17
                                   ----------
                                 Tenant Equipage
                                 ---------------

     17.1 Tenant Equipage. The Tenant Equipage shall be and be deemed the sole property of Tenant until and unless it becomes the property of Landlord pursuant to Article 7 above. Tenant shall have the right from time to time to pledge the Tenant Equipage and/or grant security interests in the Tenant Equipage to its lender(s) and Landlord agrees to execute such Lessors' Agreements, Landlord Waivers or other agreements as may be required by such lender(s) in connection with any lending secured thereby.


                                   ARTICLE 18
                                   ----------
                                  Subordination
                                  -------------

     18.1 Lease Subordinate. This Lease shall be and it hereby is made, and shall at all times be and remain, subject and subordinate to the lien of any duly recorded first mortgage, whether heretofore or hereafter made, affecting or encumbering the Premises, and to all extensions, renewals, modifications or replacements thereof; provided that provisions substantially as follows with respect to this subordination shall be contained in such mortgage (or in a separate instrument), and at all times duly observed by the holder thereof, namely that so long as this Lease has not been terminated by reason of any default by Tenant hereunder, and so long as Tenant is not in default in the payment of Rent or any Imposition or other charge payable by Tenant as in this Lease provided, Tenant shall not (unless required by law) be made a party to any action or proceeding to foreclose any such mortgage, or to any judgment of foreclosure and sale, and Tenant's use, possession, tenancy and occupancy hereunder shall remain undisturbed and shall survive any such action, proceeding, order or judgment and the proceeds of all insurance and/or condemnation affecting the Premises shall be applied as herein provided.

     18.2 Attornment. The subordination of this Lease and Tenant's rights hereunder, as provided in Section 18.1, shall be effective without the execution of any further or other instruments by Tenant, but Tenant shall, at Landlord's request, and without charge therefor to Landlord, execute and deliver any further document or instrument to evidence the subordination of this Lease to such mortgage as shall comply with the provisions of Section 18.1; and, to the extent requested by the holder of any such mortgage, Tenant shall execute and deliver such instruments and documents as shall confirm Tenant's undertaking and agreement hereunder to attorn under the terms and provisions of this Lease to such a mortgagee, or to the designee or nominee of such mortgagee, or to the purchaser of the mortgaged premises at a foreclosure sale, or at a sale of the premises pursuant to such power of sale as may be contained in such mortgage, and to recognize such mortgagee, its designee or nominee, or such purchaser, as the Landlord hereunder from and after the date of such a transfer of title, with the same force and effect as if the Premises had been sold or conveyed to such new landlord by the prior landlord hereunder.

                                   ARTICLE 19
                                   ----------
                   Entry by Landlord; Performance of Covenants
                   -------------------------------------------

     19.1 Entry. Tenant shall permit Landlord or its agents to enter the Premises during normal business hours (and at any time in cases of emergency)
(i) for the purpose of inspection thereof, (ii) for showing the Premises to persons wishing to purchase the same, or in connection with mortgage or other financing, and (iii) at any time within 12 months prior to the expiration of the Lease Term, for exhibition to persons wishing to rent the same.

     19.2 Cure of Covenants. If Tenant shall be in default hereunder, Landlord may, with or without declaring an "Event of Default", upon 10 days' prior notice to Tenant, or without notice in case of an emergency, cure such default on behalf of Tenant (unless Tenant shall itself, within such period, commence and thereafter diligently proceed to cure such default), and for the purpose thereof may enter upon the Premises, and upon demand Tenant shall reimburse Landlord for any reasonable and necessary expenses incurred to effect such cure, together with interest thereon at the maximum rate which may be legally collected by Landlord (not to exceed 18% per annum).

     19.3 No Eviction. No entry of Landlord or its employees, agents or representatives, or by any other party at the direction of Landlord, shall ever be construed or interpreted as an ouster of Tenant from possession or as a constructive eviction or to alter, diminish or abate Landlord's rights or Tenant's obligations under this Lease.

                                   ARTICLE 20
                                   ----------
                                  Certificates
                                  ------------

     20.1 Estoppel Certificates. Tenant agrees, at any time, and from time to time, upon not less than 10 days' prior written notice by Landlord, to execute, acknowledge and deliver to Landlord, or to any existing or prospective ground or underlying lessee or mortgagee, or to any prospective purchaser, of the Premises, a statement or certificate in writing setting forth the Rent, Impositions and other charges then payable, and specifying each element thereof, and certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect, as modified, and setting forth the modifications), and the dates to which the Rent, Impositions, and other charges payable hereunder have been paid, and stating (to the extent known to Tenant) whether or not the Landlord is in default in keeping, observing or performing any of the terms contained in this Lease and, if in default, specifying each such default. It is intended that any such statement or certificate delivered pursuant hereto may be relied upon by Landlord, by any prospective purchaser of the Premises, or by any existing or prospective ground or underlying lessee, mortgagee, or lender.

                                   ARTICLE 21
                                   ----------
                                     Notices
                                     -------

     21.1 Notices. All notices, demands, consents, or requests under this Lease must be in writing and shall be sent postage prepaid by United States registered or certified mail addressed, or telecopied and followed within one day by registered or certified mail, if the party for whom intended is the Landlord, to Landlord at the following addresses and telecopy numbers:

                                    Leslie E. Nelson, Trustee
                                    P.O. Box G
                                    Clear Lake, Iowa  50428
                                    Telecopy No.:  (515) 357-6122

and if such party is the Tenant, to Tenant at the following addresses and telecopy numbers:

                                    PEMSTAR INC.
                                    2535 Highway 14 West
                                    Rochester, Minnesota 55901
                                    Telecopy No.: (507) 280-0838

with copy to:                       Dorsey & Whitney LLP
                                    Suite 340, 201 First Avenue S.W.
                                    Rochester, MN  55902
                                    Telecopy No.: (507) 288-6190

Notices, demands, consents or requests served or given as aforesaid shall be deemed sufficiently served or given for all purposes hereunder on the day on which such telecopying or mailing shall occur; provided, however, that in lieu of such notice by United States registered or certified mail, the party giving the notice may do so by personal delivery to the addresses above specified. Either party shall have the right to change the address or telecopy number to which notices shall thereafter be sent to it by giving notice to the other party as aforesaid, but not more than two addresses shall be in effect at any given time for Landlord and Tenant hereunder.

                                   ARTICLE 22
                                   ----------
                                  Miscellaneous
                                  -------------

     22.1 Quiet Possession. Landlord covenants that Tenant shall peaceably and quietly enjoy the Premises for as long as Tenant performs and observes its obligations hereunder.

     22.2 Holding Over by Tenant. In the event of holding over by Tenant after expiration or termination of the Lease Term, without the written consent of Landlord, Tenant shall pay as monthly Base Rent 110% of the Base Rent applicable to the last month of the Lease Term for the entire holdover period. No holding over by Tenant after the expiration of the Lease Term shall operate to extend the Lease Term except on a month to month basis.

     22.3 Binding Effect. The terms, covenants, conditions and agreements herein contained shall run with the Premises and shall bind and inure to the benefit of the parties hereto and their respective representatives, successors and assigns.

     22.4 Captions. The captions of this Lease are for convenience and ease of reference only, and in no way define, limit or describe the scope or intent of this Lease, nor in any way affect this Lease, and shall be disregarded in the interpretation hereof.

     22.5 Severable. If any provisions of this Lease shall be declared invalid or unenforceable, the remainder hereof shall remain unaffected thereby and shall continue in full force and effect.

     22.6 Interpretation. It is acknowledged that in preparation of this Lease, indistinguishable contributions have been made by representatives of both Landlord and Tenant, and that Landlord and Tenant each waives any and all rights, either at law or in equity, to have this Lease, or any term or provision herein contained, construed in favor of either party over the other by reason of who drafted the same.

     22.7 Entire Agreement. This Lease contains the entire and only agreement between the parties hereto with respect to the Premises; and no oral statements, agreements or representations not embodied in this Lease shall have any force or effect. This Lease shall not be modified or amended in any manner except in writing, by instrument executed by both parties.

     22.8 Interpretation of Terms. All personal pronouns used in this agreement shall include the other genders whether used in the masculine or feminine or neuter gender, and the singular shall include the plural whenever and as often as may be appropriate.

     22.9 No Partnership. This Lease does not create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant, the sole relationship between the parties being that of landlord and tenant. The laws of the State of Minnesota shall govern the validity, performance and enforcement of this Lease.

     22.10 Brokers. Tenant shall pay a commission to Hamilton Realty, Inc. and a $42,000 commission to Coldwell Banker Burnet Realty for their services in connection with the sale of the Premises by Tenant to Landlord and this Lease. Landlord will be responsible for any other charges or commissions of Coldwell Banker Burnet Realty. Landlord and Tenant each represents and warrants to the other that no other realtors, brokers or agents were involved in the negotiation and execution of this Lease. Each party hereby indemnifies the other and agrees to hold the other harmless from and against the claim of any other realtor, broker or agent with whom such party may have dealt with regard to such sale, this Lease or the Premises.

     IN WITNESS WHEREOF, Landlord and Tenant have each duly executed this Lease as of the date and year first above written.

LANDLORD:                    Leslie E. Nelson as Trustee of the Leslie E. Nelson
                             Revocable Trust dated December 20, 1994, as amended

                             By
                                ------------------------------------------------
                             Leslie E. Nelson, Trustee



TENANT:                      PEMSTAR INC.

                             By
                                -------------------------
                             Its
                                 ------------------------